Exhibit 10.6

EXECUTION COPY

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”) is dated as of September 23, 2022 (the “Effective Date”), by and between Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), and the undersigned investors (the “Holders”). Capitalized terms not defined herein shall have the meaning as set forth in the Existing Warrants (as defined below).

WHEREAS, prior to the date hereof, the Holders acquired Original Issue Discount Convertible Notes (“OID Notes”) and Subordinated Intermediate Last Out Promissory Notes (“Last Out Notes”, together with the OID Notes, the “Existing Notes”) issued by the Company in such amounts as set forth in the signature page of the Holders;

WHEREAS, prior to the date hereof, in connection with the issuance by the Company of the Existing Notes, the Holders acquired warrants to purchase such aggregate number of shares of Common Stock (as defined in the Existing Warrants) as set forth on the signature page of the Holders (the “Existing Warrants”, and together with any Supplemental Warrants, the “Holder Warrants”); and

WHEREAS, the Company desires that the Holders consummate one or more cash exercises of certain of the Holder Warrants.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holders agree as follows:

Section 1. Forced Exercise.

1.1 General. At any time prior to January 23, 2023, so long as (I) no Equity Conditions Failure then exists (unless waived in writing by the Holders), and (II) no Forced Exercise (as defined below) (or voluntary exercise of Holder Warrants with at least $7 million in aggregate exercise price) has occurred in the five (5) Trading Day period immediately prior to the applicable date of determination (each such applicable date, a “Forced Exercise Eligibility Date”), the Company shall have the right, exercisable on one or more occasions, to require the Holders to exercise on a cash basis (each, a “Forced Exercise”) the Holder Warrants in the Holder Warrant Reserve, in part, into up to such aggregate number of fully paid, validly issued and non-assessable shares of Common Stock (the “Warrant Shares”) as designated in the applicable Forced Exercise Notice (as defined below) to be issued and delivered in accordance herewith (but not (x) in excess of $7 million in aggregate exercise price for any single Forced Exercise or (y) for all Forced Exercises in excess of the difference of (A) the Maximum Exercise Price Amount (as defined below) less (B) the aggregate exercise price of any voluntary exercises of Holder Warrants after the date hereof) (such maximum aggregate number of Warrant Shares to be issued in any given Forced Exercise, each a “Maximum Forced Exercise Share Amount”). The Company may exercise its right to require a Forced Exercise under this Section 1(a) by delivering a written notice thereof, at one, or more times, by electronic mail to all, but not less than all, of the Holders (each, a “Forced Exercise Notice”, and the date thereof, each a “Forced Exercise Notice Date”) on a Forced Exercise Eligibility Date. For purposes of Section 1(a) hereof, “Forced Exercise Notice” shall be deemed to replace “Notice of Exercise” for all purposes in the Holder Warrants as if the applicable Holder delivered an Notice of Exercise to the Company on the Forced Exercise Notice Date, mutatis mutandis. Each Forced Exercise Notice shall be irrevocable. Each Forced Exercise Notice shall state (i) the Trading Day selected for the Forced Exercise in accordance with this Section 1(a), which Trading Day shall be the second (2nd) Trading Day following the applicable Forced Exercise Notice Date (each, a “Forced Exercise Date”), (ii) the aggregate portion of the Holder Warrants subject to forced exercise from the Holders pursuant to this Section 1(a), which, collectively, shall not exceed the applicable Maximum Forced Exercise Share Amount for such Forced Exercise (including calculations with respect thereto) and (iii) that there is no Equity Conditions Failure as of such Forced Exercise Date (or specifying any such Equity Conditions Failure that then exists, with an acknowledgement that unless such Equity Conditions are waived, in whole or in part, such Forced Exercise Notice will be invalid). Notwithstanding anything herein to the contrary, if an Equity Conditions Failure occurs at any time after a Forced Exercise Notice Date and prior to the related Forced Exercise Date, (A) the Company shall provide the Holders a subsequent notice to that effect and (B) unless the Holders waive the applicable Equity Conditions Failure, the Forced Exercise shall be cancelled and the applicable Forced Exercise Notice shall be null and void. For the avoidance of doubt, if as of any date of determination the Company has an outstanding and uncured event of default (each, an “Event of Default”) under any agreement or security with any of the Holders or any indebtedness of the Company with any of the Holders or any affiliate of any of the Holders (each, a “Existing Document”), the Company shall have no right to effect a Forced Exercise without the prior waiver of the Holders. Notwithstanding anything to the contrary in this Agreement, the Company may implement a Warrant Exercise Price Reduction at any time upon written notice to the Holders without the prior written consent of the Holders or any other Person.

1.2 Definitions:

(a) “Equity Conditions” means, with respect to any given date of determination: (i) on such applicable date of determination one or more registration statements (each, the “Forced Exercise Registration Statement”) shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of the applicable Warrant Shares issuable upon exercise of the applicable Holder Warrants, without regard to any limitations on exercise set forth in the applicable Holder Warrants (such applicable aggregate number of shares of Common Stock, each, a “Required Minimum Securities Amount”); (ii) on the applicable date of determination, the Common Stock (including all shares of Common Stock issuable upon exercise of the applicable Holder Warrants) is listed or designated for quotation (as applicable) on a Trading Market and shall not have been suspended from trading on such Trading Market nor shall delisting or suspension by such Trading Market have been threatened (with a reasonable prospect of delisting occurring, after giving effect to all applicable notice, appeal, compliance and hearing periods, within five (5) days after the applicable date of determination) or reasonably likely to occur within five (5) days after the applicable date of determination ; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all Warrant Shares issuable upon exercise of the Holder Warrants on a timely basis as set forth in the Holder Warrants and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) the Required Minimum Securities Amount of Warrant Shares may be issued in full without violating the rules or regulations of the principal Trading Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement, directly or indirectly, by the Company of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable Forced Exercise Registration Statement to not be effective or the prospectus contained therein to not be available for the resale by the Holders of the Required Minimum Securities Amount of Warrant Shares to be issued in connection with such determination, respectively, and either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2); (vii) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have not incurred an Event of Default under any Existing Agreement that has not been cured, including, without limitation, the Company shall not have failed to make any payment pursuant to any Existing Agreement; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination all Warrant Shares to be issued in connection with the event requiring this determination may be issued in full without restriction under the organizational documents of the Company; (xi) the Required Minimum Securities Amount of Warrant Shares are duly authorized and listed and eligible for trading without restriction on the principal Trading Market (without regard to any limitations on exercise set forth in the Exiting Warrants); (xii) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the Beneficial Ownership Limitation in accordance with Section 2(e) of the Holder Warrants or (xiii) no bone fide dispute shall exist, by and between any of the Holders, the Company, such applicable Trading Market in which the Common Stock of the Company is then principally trading, and/or FINRA with respect to any term or provision of the Holder Warrants, this Agreement, or any other Existing Agreement (with a reasonable prospect of delisting occurring, after giving effect to all applicable notice, appeal, compliance and hearing periods, within five (5) days after the applicable date of determination).

(b) “Equity Conditions Failure” means that on each day commencing on the Trading Day immediately prior to the applicable Forced Exercise Notice Date through and including the applicable Forced Exercise Date, the Equity Conditions have not been satisfied (or waived in writing by the Holders).

(c) “Holder Warrant Reserve” means, initially, such total aggregate number of Holder Warrants as set forth in column (2) of Exhibit A attached hereto reserved by the Holders for cash exercises in accordance with any Forced Exercise and/or voluntary exercise by the Holders, as applicable; provided, that in connection with any Warrant Exercise Price Reduction, the Company may issue additional warrants to purchase Common Stock (the “Supplemental Warrants”) to one or more of the Holders (as designed by the Holders) to increase the Holder Warrant Reserve; provided further, that no such increase in such reserve shall occur if the Maximum Exercise Price Amount (after giving effect to such increase) would exceed $20 million.

(d) “Maximum Exercise Price Amount” means the product of (x) the Holder Warrant Reserve and (y) the Exercise Price (as defined in the Holder Warrants) (approximately $20 million in total aggregate exercise price as of the date hereof).

(e) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any two (2) Trading Days during the ten (10) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.85 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (the “Base Price”); provided, that if the exercise price of the Warrants is lowered (other than as a result of any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions) (each, a “Warrant Exercise Price Reduction”), the Base Price shall be reduced, on a cent-for-cent basis, by the aggregate number of cents lowered in such Warrant Exercise Price Reduction. All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(f) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any two (2) Trading Days during the ten (10) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $10,000,000.

1.3 Adjustment Waiver.  The Holders hereby agree to waive, in part, the adjustments to the exercise price of the Existing Warrants and the aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise set forth therein) arising as a result of the issuance of the Adjustment Warrant (as defined in that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, by and among the Company, FF Simplicity Ventures LLC and the other parties thereto, dated on or about the date hereof (the “First Amendment”)) such that (x) the exercise price of such aggregate number of Existing Warrants exercisable into an aggregate of 29,158,364 shares of Common Stock (allocated pro rata to the Holders based upon the aggregate number of Existing Warrants held by the Holders as of the date hereof) that are not included in the Holder Warrant Reserve shall automatically be lowered to $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) in accordance with Section 3(b) of the Existing Warrants as a result of the initial issuance of the Adjustment Warrant, but no other reduction in the exercise price of any other Existing Warrants shall occur as a result of the initial issuance of the Adjustment Warrant and (y) the aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise set forth therein) shall not increase as a result of the initial issuance of the Adjustment Warrant; provided further, for the avoidance of doubt, the waivers in this Section 1.3 shall not apply to any future voluntary adjustments to the exercise price of the Adjustment Warrant by the Company in accordance with Section 3(b) of the Adjustment Warrant, if any.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holders that:

2.1 Organization and Qualification. Except as set forth on Schedule 2.1, the Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any subsidiary is in violation or default of any of the provisions of its respective certificate or certificates of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Holder Warrants and the Warrant Shares (collectively, the “Forced Exercise Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Forced Exercise Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement and each other Forced Exercise Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Warrant Shares; No Default. The issuance of the Warrant Shares upon exercise of the Holder Warrants by the Company is duly authorized and, upon conveyance in accordance with the terms hereof, the Warrant Shares shall be validly issued, fully paid and non-assessable and free from all free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, rights, proxies, equity or other adverse claim thereto (collectively, “Liens”). No default of any term or condition of any of the Holder Warrants exists as of the date hereof.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Forced Exercise Documents to which it is a party, the issuance of the Warrant Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.

2.5 Acknowledgment Regarding the Forced Exercises. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges each Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by any Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Forced Exercises.

2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting this Agreement or the Forced Exercises.

2.7 No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation with respect to this Agreement.

2.8 Filings, Consents and Approvals.  Other than any filings required to be made with the SEC or any state securities commission, in connection with the transactions contemplated under this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

2.9 DTC Eligibility. The Company, through the Company’s transfer agent (the “Transfer Agent”), currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

2.10 Litigation.  Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Forced Exercise Documents or the Warrant Shares.

2.11 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Forced Exercise Documents.

2.12 No Integrated Offering. Assuming the accuracy of the applicable Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Forced Exercises to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.13 Acknowledgments. To the knowledge of the Company each Holder is acting solely in the capacity of an arm’s length party with respect to the Forced Exercise Documents and the transactions contemplated thereby.

Section 3. Representations and Warranties of each Holder. Each Holder represents and warrants to the Company, severally and not jointly, that:

3.1 Ownership of the Existing Warrants. Such Holder is the legal and beneficial owner of the Existing Warrants. Such Holder paid for the Existing Warrants of such Holder and has continuously held such Existing Warrants since their purchase. Such Holder owns such Existing Warrants outright and free and clear of any options, contracts, agreements, liens, security interests, or other encumbrances.

3.2 No Public Sale or Distribution. Such Holder is acquiring the Warrant Shares in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Holder does not agree to hold any of the Warrant Shares, for any minimum or other specific term and reserves the right to dispose of the Warrant Shares at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, such Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Holder Warrants or the Warrant Shares.

3.3 Accredited Investor and Affiliate Status. Such Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Such Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) (an “Affiliate”) or (c) a “beneficial owner” of more than ten percent (10%) of the common stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Information. Such Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to this Agreement which have been requested by such Holder. Such Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its representatives shall modify, amend or affect such Holder’s right to rely on the Company’s representations and warranties contained herein. Such Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the Commission’s EDGAR site are available to such Holder, and such Holder has not relied on any statement of the Company not contained in such documents in connection with such Holder’s decision to enter into this Agreement.

3.5 Risk. Such Holder understands that its investment in the Warrant Shares involves a high degree of risk. Such Holder is able to bear the risk of an investment in the Warrant Shares including, without limitation, the risk of total loss of its investment. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Forced Exercises

3.6 No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Forced Exercises or the fairness or suitability of the investment in the Warrant Shares nor have such authorities passed upon or endorsed the merits of the Warrant Shares.

3.7 Organization; Authorization. Such Holder is duly organized, validly existing and in good standing under the laws of its state of formation and has the requisite organizational power and authority to enter into and perform its obligations under this Agreement.

3.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Holder and shall constitute the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms. The execution, delivery and performance of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby will not result in a violation of the organizational documents of such Holder.

3.9 Prior Investment Experience. Such Holder acknowledges that it has prior investment experience, including investment in securities of the type being exercised, including the Existing Warrants and the Warrant Shares, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.10 Tax Consequences. Such Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for such Holder which will result from entering into the Agreement and from consummation of the Forced Exercises. Such Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Forced Exercises.

Section 4. Note Adjustment Waiver. The Holders hereby agree to waive the adjustments to the Conversion Price (as defined in the Existing Notes) of the Existing Notes and the aggregate number of shares of Common Stock of the Company issuable upon conversion of the Existing Notes (without regard to any limitations on exercise set forth therein) arising as a result of the issuance of the Adjustment Warrant (as defined in the First Amendment); provided, for the avoidance of doubt, that the waivers in this Section 4 shall not apply to any future voluntary adjustments to the exercise price of the Adjustment Warrant by the Company in accordance with Section 3(b) of the Adjustment Warrant, if any, and nothing in this Section 4 shall amend, modify or waive any provision of Section 1.3.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holders each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holders each consents to the exclusive jurisdiction and venue of the foregoing courts. THE COMPANY AND THE HOLDERS EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

Section 6. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 7. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 8. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 9. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between any Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holders. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 11. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail; or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The mailing addresses and email address for such communications shall be:

If to the Company:

Faraday Future Intelligent Electric Inc.

18455 S. Figueroa Street

Gardena, CA 90248

E-Mail: brian.fritz@ff.com

If to a Holder:

ATW Partners Opportunities Management, LLC

17 State Street, 2100

New York, NY 10004

Attn: Antonio Ruiz-Gimenez

Email: aruizg@atwpartners.com

with copy to: notice@atwpartners.com

or to such other mailing address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Section 12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrant Shares. Subject to its compliance with applicable federal and state securities laws, a Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be such Holder hereunder with respect to such assigned rights.

Section 13. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 14. Survival of Representations. The representations and warranties of the Company and the Holders contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 15. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the first (1st) business day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Forced Exercise Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Forced Exercise Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holders or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holders shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holders (which may be granted or withheld in the Holders’ sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of any Holder in any filing, announcement, release or otherwise.

Section 16. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the lead investor), on demand, a non-accountable amount of $50,000 for fees incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby). In addition to, but not in limitation of, any other rights of the Holders hereunder, if (a) this Agreement or any of the Warrant Shares are placed in the hands of an attorney for collection of any indemnification or other obligation hereunder or thereunder then outstanding or enforcement or any such obligation is collected or enforced through any legal proceeding or any Holder otherwise takes action to collect amounts due under this Agreement or any of the Warrant Shares or to enforce the provisions of this Agreement or any of the Warrant Shares or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Agreement or any of the Warrant Shares, then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

Section 17. Listing. The Company shall use commercially reasonable efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Warrant Shares (collectively, the “Applicable Securities”) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall use commercially reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Applicable Securities from time to time issuable under the terms of the Forced Exercise Documents on such national securities exchange or automated quotation system. The Company shall use commercially reasonable efforts to maintain the Common Stock’s listing or authorization for quotation (as the case may be) on any one (or more) of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 16.

Section 18. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Holders and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Carsten Breitfeld
	Name:	Carsten Breitfeld
	Title:	Chief Executive Officer

[Signature Page to Warrant Exercise Agreement]

IN WITNESS WHEREOF, the Holders and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDERS:

Aggregate Number of Shares of	FF Ventures SPV IX LLC
Common Stock Issuable upon Exercise of
Existing Warrants:	By:	/s/ Antonio Ruiz-Gimenez
		Name:	Antonio Ruiz-Gimenez
60,277,082		Title:	Managing Member

Principal amount of Existing Notes:	FF Venturas SPV X LLC

$ 6,699,289	By:	/s/ Antonio Ruiz-Gimenez
		Name:	Antonio Ruiz-Gimenez
		Title:	Managing Member

FF Aventuras SPV XI LLC

	By:	/s/ Antonio Ruiz-Gimenez
		Name:	Antonio Ruiz-Gimenez
		Title:	Managing Member

FF Adventures SPV XVIII LLC

	By:	/s/ Antonio Ruiz-Gimenez
		Name:	Antonio Ruiz-Gimenez
		Title:	Managing Member

FF Adventures SPV XVIII LLC

	By:	/s/ Antonio Ruiz-Gimenez
		Name:	Antonio Ruiz-Gimenez
		Title:	Managing Member

[Signature Page to Warrant Exercise Agreement]

Exhibit A

Initial Holder Warrant Reserve

Holders	Initial Holder Warrant Reserve	Current Exercise Price	Cost to Exercise in Full
FF Ventures SPV IX LLC	8,808,821	$0.6427	$5,661,429.26
FF Venturas SPV X LLC	6,325,488	$0.6427	$4,065,391.14
FF Aventuras SPV XI LLC	3,935,859	$0.6427	$2,529,576.58
FF Adventures SPV XVIII LLC	12,048,550	$0.6427	$7,743,603.08
TOTAL	31,118,718	N/A	$20,000,000.06